Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 28, 2023, with respect to the consolidated financial statements of Zenvia Inc., incorporated herein by reference.

/s/ KPMG Auditores Independentes Ltda.

Porto Alegre, Brazil
March 6, 2024